Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of Summit Financial Group, Inc. of our report dated March 11, 2016 relating to our audits of the consolidated financial statements of First Century Bankshares, Inc. and Subsidiary as of December 31, 2015 and 2014 and for each of the years then ended, which appears in such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

CERTIFIED PUBLIC ACCOUNTANTS

Bluefield, WV

October 25, 2016